[LETTERHEAD OF ROPES AND GRAY]

                                  April 5, 2000


State Street Corporation
225 Franklin Street
Boston, Massachusetts  02110

State Street Capital Trust II
c/o State Street Bank and Trust
  Company, N.A.
61 Broadway, 15th Floor
New York, New York  10006

State Street Capital Trust III
c/o State Street Bank and Trust
  Company, N.A.
61 Broadway, 15th Floor
New York, New York  10006

State Street Capital Trust IV
c/o State Street Bank and Trust
  Company, N.A.
61 Broadway, 15th Floor
New York, New York  10006

      Re: Registration Statement on Form S-3 (Registration No. 333-[_____]) of State Street Corporation, State Street Capital Trust II, State Street Capital Trust III, and State Street Capital Trust IV

Ladies and Gentlemen:

      You have asked our opinion concerning (a) the proposed issue by State Street Corporation, a Massachusetts corporation (the "Company"), of up to $1,000,000,000 aggregate amount (exclusive of the amount of any guarantees) of
(i) senior debt securities (the "Senior Debt Securities") consisting of senior unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Senior Indenture between the Company and U.S. Bank Trust National Association, as successor trustee, dated

State Street Corporation
State Street Capital Trust II
State Street Capital Trust III
State Street Capital Trust IV           -2-                        April 5, 2000


as of August 2, 1993 (the "Senior Indenture"), (ii) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") consisting of subordinated unsecured debentures, notes and/or other evidences of indebtedness in one or more series, to be issued under a Subordinated Indenture (the "Subordinated Indenture") that is expected to be entered into between the Company and U.S. Bank Trust National Association, as trustee, and junior subordinated debentures, to be issued under a Junior Subordinated Indenture (the "Junior Subordinated Indenture") dated as of December 15, 1996 between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, (iii) shares of common stock of the Company, $1.00 par value per share (the "Common Stock"), (iv) shares of preferred stock of the Company, no par value (the "Preferred Stock"), to be issued in one or more series, and fractional shares of Preferred Stock (the "Depositary Shares") and (v) unconditional and irrevocable guarantees (the "Guarantees" and each a "Guarantee") of certain payments and obligations of each of the Issuer Trusts (as defined herein) to be issued by the Company under one or more Guarantee Agreements (the "Guarantee Agreements" and each a "Guarantee Agreement") that are expected to be entered into between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as debenture trustee, with respect to Capital Securities proposed to be issued by each such Issuer Trust; and (b) the proposed issue by State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV, each a Delaware business trust (each, an "Issuer Trust" and together, the "Issuer Trusts"), of up to $1,000,000,000 aggregate amount of preferred securities representing beneficial ownership interests in such Issuer Trusts (the "Capital Securities"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Guarantees and the Capital Securities are referred to herein collectively as the "Securities".

      We have acted as counsel for the Company and each of the Issuer Trusts in connection with the proposed issue and sale of the Securities. We are familiar with the proceedings taken by the Company and each Issuer Trust in respect thereof and have examined originals or certified or attested copies of such certificates, records and documents as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

      We express no opinion as to the laws of any jurisdiction other than those of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

      For purposes of this opinion, we have examined and relied upon the information set forth in the Registration Statement (as defined herein) and such other documents and records that we have deemed necessary.

State Street Corporation
State Street Capital Trust II
State Street Capital Trust III
State Street Capital Trust IV           -3-                        April 5, 2000


      Based on and subject to the foregoing, we are of the opinion that:

      1. When the Registration Statement (the "Registration Statement") relating to the Securities filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

      2. When the Registration Statement has become effective under the Act and the Common Stock has been duly issued and sold as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid, and nonassessable.

      3. When the Registration Statement has become effective under the Act, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly established in conformity with the Company's Articles of Organization, a certificate of designation, preferences and rights with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the Commonwealth of Massachusetts, and the Preferred Stock of such series and the Depositary Shares of such series have been duly issued and sold as contemplated in the Registration Statement, the Preferred Stock of such series and the Depositary Shares of such series will be validly issued, fully paid, and nonassessable.

      4. When the Registration Statement has become effective under the Act, the terms of each Guarantee and of its issuance have been duly established in conformity with the applicable Guarantee Agreement and such Guarantee has been duly executed and authenticated in accordance with the applicable Guarantee Agreement and issued as contemplated in the Registration Statement, each Guarantee will constitute a valid and legally binding obligation of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

      We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion with and as part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Validity of Securities".

State Street Corporation
State Street Capital Trust II
State Street Capital Trust III
State Street Capital Trust IV           -4-                        April 5, 2000


                                  Very truly yours,

                                  /s/ Ropes & Gray
                                  Ropes & Gray